GERBER PRODUCTS COMPANY AND SUBSIDIARIES
        EXHIBIT 11--STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                             NINE MONTHS ENDED
                                                 DECEMBER 31
                                             ------------------
                                               1993      1992
                                             --------  --------
                                        (In thousands, except per
                                             share data)
PRIMARY EARNINGS (LOSS) PER SHARE
Average number of shares outstanding
  during the period                           69,712    74,183
Net effect of dilutive stock options--
  based on the treasury stock method
  using average market price                     243       415
                                             --------  --------
Adjusted average number of shares             69,955    74,598
                                             ========  ========
Earnings before cumulative effect of
  accounting changes                         $87,983   $89,793
Add tax benefit of dividends paid to the
  employee stock ownership plan                  242       221
                                             --------  --------
Earnings applicable to common shares before
  cumulative effect of accounting changes     88,225    90,014
Cumulative effect of accounting changes                (90,390)
                                             --------  --------
Net earnings (loss) applicable to common
  shares                                     $88,225  $   (376)
                                             ======== ========

PRIMARY EARNINGS (LOSS) PER SHARE
Before cumulative effect of accounting
  changes                                    $  1.26   $  1.21
Cumulative effect of accounting changes                  (1.22)
                                             --------  --------
Net earnings (loss) per share                $  1.26   $ (0.01)
                                             ========  ========
FULLY DILUTED EARNINGS (LOSS) PER SHARE
Average number of shares outstanding
  during the period                           69,712    74,183
Net effect of dilutive stock options--based
  on the treasury stock method using the
  period-end market price, if higher than
  average market price                           289       415
                                             --------  --------
Adjusted average number of shares             70,001    74,598
                                             ========  ========
Earnings before cumulative effect of
  accounting changes                         $87,983   $89,793
Add tax benefit of dividends paid to the
  employee stock ownership plan                  242       221
                                             --------  --------
Earnings applicable to common shares before
  cumulative effect of accounting changes     88,225    90,014
Cumulative effect of accounting changes                (90,390)
                                             --------  --------
Net earnings (loss) applicable to
  common shares                              $88,225  $   (376)
                                             ======== ========
FULLY DILUTED EARNINGS (LOSS) PER SHARE
Before cumulative effect of accounting
  changes                                    $  1.26   $  1.21
Cumulative effect of accounting changes                  (1.22)
                                             --------  --------
Net earnings (loss) per share                $  1.26   $ (0.01)
                                             ========  ========
EARNINGS (LOSS) PER SHARE AS REPORTED
Before cumulative effect of accounting
  changes                                    $  1.26   $  1.21
Cumulative effect of accounting changes                  (1.22)
                                             --------  --------
Net earnings (loss) per share                $  1.26   $ (0.01)
                                             ========  ========

The primary and fully diluted earnings (loss) per share calculations are submitted in accordance with Regulation S-K item
601(b)(11). The earnings (loss) per share as reported in the Quarterly Report on Form 10-Q excludes the effect of stock options because it results in dilution of less than 3% (see footnote 2 to paragraph 14 of APB Opinion No. 15).

                 GERBER PRODUCTS COMPANY AND SUBSIDIARIES
        EXHIBIT 11--STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                            THREE MONTHS ENDED
                                                DECEMBER 31
                                            -------------------
                                               1993      1992
                                             --------  --------
                                        (In thousands, except per
                                             share data)
PRIMARY EARNINGS PER SHARE
Average number of shares outstanding
  during the quarter                          69,336    74,163
Net effect of dilutive stock options--
  based on the treasury stock method
  using average market price                     274       432
                                             -------   -------
Adjusted average number of shares             69,610    74,595
                                             =======   =======

Net Earnings                                 $27,932   $24,614
Add tax benefit of dividends paid to the
  employee stock ownership plan                   86        84
                                             -------   -------
Earnings applicable to common shares         $28,018   $24,698
                                             =======   =======
PRIMARY EARNINGS PER SHARE                   $  0.40   $  0.33
                                             =======   =======
FULLY DILUTED EARNINGS PER SHARE
Average number of shares outstanding
  during the quarter                          69,336    74,163
Net effect of dilutive stock options--
  based on the treasury stock method
  using the quarter-end market price,
  if higher than average market price            293       432
                                             -------   -------
Adjusted average number of shares             69,629    74,595
                                             =======   =======

Net Earnings                                 $27,932   $24,614
Add tax benefit of dividends paid to the
  employee stock ownership plan                   86        84
                                             -------   -------
Earnings applicable to common shares         $28,018   $24,698
                                             =======   =======

FULLY DILUTED EARNINGS PER SHARE             $  0.40   $  0.33
                                             =======   =======
EARNINGS PER SHARE AS REPORTED               $  0.40   $  0.33
                                             =======   =======

The primary and fully diluted earnings per share calculations are submitted in accordance with Regulation S-K item 601(b)(11). The earnings per share as reported in the Quarterly Report on Form 10-Q excludes the effect of stock options because it results in dilution of less than 3% (see footnote 2 to paragraph 14 of APB Opinion No. 15).